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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
THE RICEX COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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	(2)	Form, Schedule or Registration Statement No.:
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THE RICEX COMPANY
1241 Hawk's Flight Court
El Dorado Hills, California 95762

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 1, 2004

TO THE STOCKHOLDERS:

        The Annual Meeting of Stockholders of The RiceX Company, a Delaware corporation, will be held at The Sacramento Marriott Rancho Cordova, 11211 Point East Drive, Rancho Cordova, California on Thursday, July 1, 2004, from 8:00 A.M. to 10:00 A.M. (Pacific Time) for the purpose of considering and voting upon:

  1.
  the election of two Class III directors to serve on our Board of Directors until our 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified; and

  2.
  the transaction of any other business that is properly presented before the annual meeting or any adjournment or postponement thereof.

        All holders of shares of our common stock, as of the close of business on May 7, 2004, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

By Order of our Board of Directors,
/s/ TODD C. CROW Todd C. Crow Secretary and Chief Financial Officer

El Dorado Hills, California
June 1, 2004

IMPORTANT

Whether or not you expect to attend our 2004 Annual Meeting of Stockholders in person, please complete, date, sign, and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Your proxy will be revocable any time prior to its exercise either in writing or by voting your shares personally at our 2004 Annual Meeting of Stockholders.

The RiceX Company
1241 Hawk's Flight Court
El Dorado Hills, California 95762

PROXY STATEMENT FOR
2004 ANNUAL MEETING OF STOCKHOLDERS

GENERAL

        We are providing these proxy materials in connection with the solicitation by our Board of Directors, or Board, of proxies to be voted at our 2004 Annual Meeting of Stockholders. You are cordially invited to attend the annual meeting, which will be held at The Sacramento Marriott Rancho Cordova, 11211 Point East Drive, Rancho Cordova, California on Thursday, July 1, 2004, from 8:00 A.M. to 10:00 A.M. (Pacific Time). The approximate mailing date of this proxy statement, notice and the accompanying proxy is June 1, 2004. (Throughout this proxy statement, we refer to The RiceX Company as "we", "our", "us" and the "Company".)

        A form of the proxy is enclosed for use at the annual meeting. Our stockholders are being asked to vote upon the election of two Class III directors to the Board and such other business as may properly come before the meeting.

Proxy Information

        We will vote the shares represented by a properly signed proxy that we receive before or at the annual meeting in accordance with the specifications made on the proxy. Proxies that we receive with no specification will be voted, as recommended by our Board, to elect the two nominees for Class III directors named in this proxy statement.

        You may revoke your proxy at any time before it is voted at the annual meeting. You may revoke your proxy by giving written notice of such revocation to the Secretary at our corporate headquarters, which are located at 1241 Hawk's Flight Court, El Dorado Hills, California 95762. You may also revoke your proxy by filing a properly executed proxy bearing a later date or by voting in person at the annual meeting.

Record Date and Voting

        If you are a stockholder of record at the close of business on May 7, 2004, you are entitled to one vote, for each share of our common stock you hold, on each matter submitted to a vote of stockholders. As of May 7, 2004, there were 36,713,274 shares of our common stock, par value $.001 per share, outstanding.

        Holders of a majority of the voting interest of our common stock, present in person or by proxy, will constitute a quorum for the holding of the annual meeting for the election of directors. The inspectors of election we appoint will tabulate the votes cast in person or by proxy at the annual meeting. The inspectors of election will treat proxies marked "withhold" and/or "abstain" as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

        You may either vote for or withhold your vote for each of the Class III director nominees identified below. The two Class III director nominees receiving the greatest number of votes will be elected to our Board. If you mark your vote "withhold" or "abstain" or you do not vote in the election (including broker non-votes), this will have no impact on the election of directors, because these votes will not be included in the total number of votes present at the annual meeting.

        The cost of soliciting proxies, including expenses in connection with preparing and mailing this proxy statement, will be borne by us. In addition to solicitation by use of the mail, certain officers and regular employees of our company may solicit, for no additional compensation, the return of proxies by use of telephone, telegram or personal interview. We have requested brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to their principals, the beneficial owners of shares of our company's common stock, and we will reimburse them for their reasonable out-of-pocket expenses in so doing.

PROPOSAL 1
ELECTION OF DIRECTORS

Description of Current Board of Directors

        Our Certificate of Incorporation provides that our Board shall consist of not less than five nor more than eight members, with the exact number to be fixed from time to time by the Board. The current number of directors as fixed by the Board is five.

        Our Certificate of Incorporation divides our Board into three classes, designated Class I, Class II and Class III, each with staggered three-year terms. The term of office of our Class III directors expires at this annual meeting of the stockholders and the nominees are subject to vote as proposed below. The term of office of the current Class I directors expires at the annual meeting of the stockholders in the year 2005, and the term of the current Class II director expires at the annual meeting of the stockholders in the year 2006. The classification of our Board has the effect of generally requiring at least two annual meetings of stockholders, instead of one, to replace a majority of the members of our Board. The current classes of our Board and the terms of office of our directors are listed in the table below.

NAME OF DIRECTOR	AGE	CLASS	YEAR TERM EXPIRES
Kirit S. Kamdar(1)(2)	62	I	2005
Steven W. Saunders(1)	48	I	2005
James C. Lintzenich(1)(2)	50	II	2006
Daniel L. McPeak, Sr.	69	III	2004
Todd C. Crow	56	III	2004

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

Nominees for Election as Class III Directors

        The current two Class III directors have terms expiring at the Annual Meeting. Mr. McPeak, Sr. has been nominated by the Board of Directors for re-election as a Class III director for a three-year term at the Annual Meeting. Edward L. McMillan has been nominated by the Board of Directors for election as a Class III director. Each Class III director elected at the Annual Meeting will serve for a term expiring at the Company's 2007 Annual Meeting of Stockholders or when his successor has been duly elected and qualified. The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that any nominee is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other person(s) as may be designated by the Board of Directors.

        Below is information with respect to each nominee for election.

        DANIEL L. MCPEAK, Sr.    Mr. McPeak co-founded the Company in February 1989 and has served as Chairman of the Board of the Company since its formation. In November 1998, Mr. McPeak was re-appointed Chief Executive Officer ("CEO") of the Company, and served as our Chief Executive Officer until his retirement on March 31, 2004. Mr. McPeak previously served as CEO of the Company from May 1989 to April 1997. Mr. McPeak is the spouse of Ms. Patricia McPeak and the father of Daniel L. McPeak; Jr., the Vice President and General Manager of our company. Mr. McPeak is currently a Class III Director and will serve as a Class III Director until the election of Directors in 2004.

        EDWARD L. MCMILLAN.    From January 2000 to present Mr. McMillan owns and manages McMillan LLC., a transaction consulting firm which provides strategic consulting services and facilitates mergers and/or acquisitions predominantly to food and agribusiness industry sectors. From June 1969 to December 1987 he was with Ralston Purina, Inc. and Purina Mills, Inc. where he held various senior level management positions including marketing, strategic planning, business development, product research, and business segment management. From January 1988 to March 1996, McMillan was President and CEO of Purina Mills, Inc. From August 1996 to July 1997, McMillan presented a graduate seminar at Purdue University. From August 1997 to April 1999 he was with Agri Business Group, Inc. Mr. McMillan currently serves on the boards of directors of Balchem, Inc. (AMEX:BCP); Durvet, Inc.; Newco Enterprises, Inc.; CHB LLC.; and Hintzsche, Inc. Mr. McMillan also serves as Chair of the University of Illinois Research Park, LLC and the University of Illinois Alumni Association.

Recommendation of the Board

        OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH OF THE NOMINEES NAMED ABOVE.

Biographical Information Regarding Remaining Current Directors

        KIRIT S. KAMDAR.    Mr. Kamdar has served as a Class I Director of our company since August 1998. He will serve as a Class I Director until the next election of Class I Directors in 2005. From January 1990 to September 1992, Mr. Kamdar also served as a director on our Board, and from January 1990 to April 1994 he served as our Executive Vice President. Since July 1974, Mr. Kamdar has been Chairman of the Board and Chief Executive Officer of Kamflex Corporation, a manufacturer of extrusion and conveyor equipment.

        STEVEN W. SAUNDERS.    Mr. Saunders has served as a Class I Director of our company since August 1998. He will serve as a Class I Director until the next election of Class I Directors in 2005. Mr. Saunders has been President of Saunders Construction, Inc., a commercial construction firm, since 1979, and President of Warwick Corporation, a business-consulting firm, since 1991.

        JAMES C. LINTZENICH.    Mr. Lintzenich has served as a Class II Director of our Company since June 2003. He will serve as a Class II Director until the next election of Class II Directors in 2006. From August 2000 to April 2001 Mr. Lintzenich served as President and Chief Operating Officer of SLM Corporation (Sallie Mae), an educational loan institution. From December 1982 to July 2000, Mr. Lintzenich held various senior management and financial positions including Chief Executive Officer and Chief Financial Officer of USA Group, Inc., a guarantor and servicer of educational loans. Mr. Lintzenich currently serves on the Board of Directors of the Student Loan Marketing Association (a SLM Corp subsidiary) and the Lumina Foundation for Education.

        TODD C. CROW.    Mr. Crow has served as a Class III Director of our company since June 2001. He will serve as a Class III Director until the next election of Class III Directors in 2004. Mr. Crow joined us in May 1996 and has been our Vice President of Finance and Chief Financial Officer since November 1998, and our Secretary since January 1999. From September 1997 to November 1998, Mr. Crow was our Controller. From May 1996 to September 1997, he was our Chief Financial Officer. Mr. Crow also served as a director of our company from June 1996 to January 1997. From 1989 until joining us, Mr. Crow held senior financial positions with the Morning Star Group, an agri-business holding company, and Harter, Inc., a food-processing manufacturer.

Board Meetings and Committees

        During the fiscal year ended December 31, 2003, our Board held seven meetings and acted by written consent three times. During the 2003 fiscal year, no director attended fewer than ninety five percent of the aggregate of (i) the number of meetings of the Board held during the period he served on the Board, and (ii) the number of meetings of committees of our Board held during the period he served on such committees. Our Board has established an Audit Committee and a Compensation Committee. Our Board has not established a Nominating Committee, because our entire Board acts to provide the equivalent functions that would be provided by a Nominating Committee.

        In evaluating potential candidates for membership on our Board, the Board may consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. While the Board has not established any specific minimum qualifications for director nominees, the Board believes that demonstrated leadership, as well as significant years of service, in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as a director of the Company.

        Our Board has a policy with respect to the consideration of director candidates recommended by security holders. Any stockholder may make recommendations to our Board for membership on the Board by sending a written statement of the qualifications of the recommended individual to: Secretary, The RiceX Company, 1241 Hawk's Flight Court, El Dorado Hills, California 95762. Such recommendations should be received no later than sixty (60) days prior to the annual meeting for which the stockholder wishes his or her recommendation to be considered. In accordance with Article 3, Section 3.14 of our Bylaws, certain information regarding the candidate for membership on the Board must be included. The Board will evaluate candidates recommended by stockholders on the same basis as it evaluates other candidates, including the following criteria:

  •
  Directors should be of the highest ethical character and share values that reflect positively on themselves and the Company.

  •
  Directors should have reputations, both personal and professional, consistent with the image and reputation of the Company.

  •
  Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

        The fact that a proposed director nominee meets some or all of the above criteria will not obligate the Board to nominate or recommend the candidate for director in our proxy materials.

Audit Committee

        Our Audit Committee, consisting of Kirit Kamdar and James C. Lintzenich, facilitates and maintains open communications among our Board, our Audit Committee, senior management and our independent auditors. Our Audit Committee also serves as an independent and objective party to monitor our financial reporting process and internal control system. In addition, our Audit Committee reviews and appraises the efforts of our independent auditors. Our Audit Committee meets periodically with management and our independent auditors. The Audit Committee held three meetings in fiscal year 2003 and all members participated in each meeting. The Audit Committee operates under a written charter. Our Board has determined that the chair of our Audit Committee, Mr. Lintzenich, meets the Securities and Exchange

Commission's definition of audit committee financial expert. Mr. Lintzenich is "independent", as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Compensation Committee

        Our Compensation Committee, consisting of Kirit Kamdar, Steven Saunders, and James C. Lintzenich, establishes salary, incentive and other forms of compensation for our CEO, and administers our 1997 Stock Option Plan. Our Compensation Committee meets periodically with management and our independent auditors. The Compensation Committee held one meeting in fiscal year 2003. Our Compensation Committee operates under a written charter.

Communications with the Board of Directors

        Shareholders who wish to communicate with members of the Board may send correspondence to them in care of: Secretary, The RiceX Company, 1241 Hawk's Flight Court, El Dorado Hills, California 95762.

Attendance of Directors at Annual Meetings of Stockholders

        We encourage each of our directors to attend each annual meeting of stockholders. Four of our five directors attended our 2003 annual meeting of stockholders.

Director Compensation

        On July 9, 1997, our Board adopted a non-employee director compensation plan pursuant to which non-employee directors were compensated through the payment of a $15,000 annual retainer and the grant of options to purchase shares of our common stock. On April 27, 1999, our Board voted to temporarily suspend the grant of options and the payment of the annual retainer to members of our Board. The annual retainer remains suspended. Effective February 22, 2001, the options program was reinstated and amended. Each of our non-employee directors now receives an option to purchase 50,000 shares of our common stock on the date such director joins the Board, and receives an additional option to purchase 50,000 shares of our common on each anniversary of such director's appointment as a Board member. These options are to be granted under our 1997 Stock Option Plan. (For additional information regarding our 1997 Stock Option Plan, please see "SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION—1997 Stock Option Plan" below.) The options will vest at the end of one year, or on the anniversary date. Should a non-employee director leave our Board prior to 100 percent vesting, the options shares will be prorated with respect to the vesting of such options.

        Directors are also reimbursed for reasonable expenses incurred in attending meetings of our Board and Board committees.

MANAGEMENT

        As of May 7, 2003, the following persons were officers of our company:

NAME	POSITION	AGE
Daniel L. McPeak, Sr.	Chairman of the Board and Class III Director	69
Todd C. Crow	Secretary, Chief Financial Officer and Class III Director	56
Ike E. Lynch	Vice President of Operations and International Business Development	59
Daniel L. McPeak, Jr.	Vice President and General Manager	44

Background

        DANIEL L. MCPEAK, SR.    See, "ELECTION OF DIRECTORS—Nominees for Election as Class III Directors" for additional biographical information on Mr. McPeak, Sr.

        TODD C. CROW.    See, "ELECTION OF DIRECTORS—Biographical Information Regarding Remaining Current Directors" for additional biographical information on Mr. Crow.

        IKE E. LYNCH.    Mr. Lynch currently serves as Vice President of Operations and International Business Development for our company, and President and Chief Operating Officer of Food Extrusion Montana, Inc. He has held these positions since January 1997. From 1966 through 1982, Mr. Lynch was employed by the H. J. Heinz Company in various management roles, culminating with the President and CEO position of the Hubinger Company, a subsidiary of Heinz. In 1982, Mr. Lynch left Heinz to become President and CEO of Dawn Enterprises LLC, a company specializing in ethanol production and marketing. Mr. Lynch left Dawn Enterprises in 1989 to form Centennial Foods, Incorporated, where he served as President and Chief Executive Officer until our acquisition of Centennial Foods in 1997.

        DANIEL L. MCPEAK, JR.    Mr. McPeak joined our company in July 1996, and has been our Vice President and General Manager since November 1998. From July 1996 to July 1997, he served as Director of Sales and Marketing, then moved to the position of Business Manager until November 1998. From 1994 until joining us, Mr. McPeak served as Vice President of Marketing for Fort Knox, Inc., a security products manufacturer. Daniel L. McPeak, Jr. is the son of Daniel L. McPeak, Sr., the Chairman of the Board of our company and a Class III director.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of May 7, 2004, or the Reference Date, with respect to the beneficial ownership of our common stock, by each person known by us to own beneficially more than five percent of our common stock, by each executive officer and director, and by all officers and directors as a group. Unless otherwise indicated, all persons have sole voting and investment powers over such shares, subject to community property laws. As of the Reference Date, there were 36,713,274 shares of our common stock outstanding and unexercised warrants and options representing 18,399,858 shares.

Name and Address(1)	Amount & Nature of Beneficial Owner(2)		Percent of Class
Monsanto 800 N. Lindbergh, St. Louis, MO 63167	7,167,479		13.01%
Daniel L. McPeak, Sr., Chairman of the Board and Director	5,949,095	(3)	10.79%
Intermark Group Holdings, LLC 10707 Club Chase, Fisher, IN 46038	5,803,574	(4)	10.53%
Glenn H. Sullivan 13778 Driftwood Drive, Carmel, IN 46033	3,919,715	(5)	7.11%
Kirit Kamdar, Director	2,051,250	(6)
Steven W. Saunders, Director	1,100,000	(6)
James C. Lintzenich, Director	50,000	(6)
Todd C. Crow, Secretary and Chief Financial Officer	1,335,000	(6)
Ike E. Lynch, V.P. Operations and International Business Development	1,564,409	(6)
Daniel L. McPeak, Jr., V.P. and General Manager	1,090,500	(6)
All directors and executive officers, As a group (7 persons)	18,943,828		34.37%

(1)
Except as otherwise noted, the address for each person is c/o The RiceX Company, 1241 Hawk's Flight Court, El Dorado Hills, California 95762.

(2)
Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock listed as beneficially owned by them. A person is deemed to be the beneficial holder of securities that can be acquired by such person within 60 days from the Reference Date upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by including shares underlying options or warrants which are exercisable by such person currently or within 60 days following the Reference Date, and excluding shares underlying options and warrants held by any other person.

(3)
Includes options to purchase 2,375,000 shares of common stock, 1,708,225 shares in Mr. McPeak's name and 1,665,870 shares in his wife's name, Ms. Patricia McPeak, and 200,000 shares held in a joint trust.

(4)
Includes warrants to purchase 4,017,859 shares of common stock. The warrants are currently exercisable. Warrants to purchase 2,232,144 shares are restricted from sale and, or transfer until such time when our revenues at various stages reach an annualized equivalent of $12,000,000 and $25,000,000.

(5)
Represents warrants to purchase 3,919,715 shares of common stock. The warrants are currently exercisable. Warrants to purchase 2,600,000 shares are restricted from sale and, or transfer until such time when our revenues at various stages reach an annualized equivalent of $12,000,000 and $25,000,000.

(6)
Includes options for the purchase of common stock as follows: Kirit S. Kamdar, 300,000; Steven W. Saunders, 300,000; James C. Lintzenich, 50,000; Todd C. Crow, 1,335,000; Ike E. Lynch, 1,165,000 (also includes 14,409 shares of common stock and 52,000 options for the purchase of common stock held by Mr. Lynch's wife to which Mr. Lynch disclaims beneficial ownership); Daniel L. McPeak, Jr., 1,085,000.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table sets forth the total compensation for our CEO and each of our current executive officers whose total salaries and bonuses for fiscal 2002 and 2003 exceeded $100,000 or would have exceeded $100,000 on an annualized basis. We refer to collectively to these executives as the "Named Executive Officers".

Summary Compensation Table

Long Term Compensation
Awards
Annual Compensation
Securities Underlying Options/SARs (#)
Name & Principal Position	Year	Salary		Other Annual Compensation			All Other Compensation
Daniel L. McPeak, Sr.(1) Chairman of the Board Chief Executive Officer	2003 2002 2001	$ $ $	269,000 269,000 250,000		(2) (2) (2)	— 175,000 200,000	— — —
Ike E. Lynch VP Operations and Chief Operating Office of Food Extrusion Montana	2003 2002 2001	$ $ $	149,000 149,000 135,000		(2) (2) (2)	— 125,000 —	— — —
Todd C. Crow(3) Chief Financial Officer	2003 2002 2001	$ $ $	149,000 149,000 135,000		(2) (2) (2)	— 175,000 150,000	— — —
Daniel L. McPeak, Jr.(4) Executive VP, General Manager	2003 2002 2001	$ $ $	149,000 149,000 135,000		(2) (2) (2)	— 125,000 —	— — —

(1)
Mr. McPeak was CEO from May 1989 to April 1997 and from November 1998 to March 31, 2004.

(2)
Other Annual Compensation is less than 10% of Salary.

(3)
Mr. Crow was Chief Financial Officer from May 1996 to September 1997 and from November 1998 to present.

(4)
Mr. McPeak, Jr. was Vice President of Sales and Marketing from July 1996 to October 1997 and from November 1998 to present Executive Vice President, General Manager.

Option/SAR Grants in Last Fiscal Year

        The following table sets forth for each of the Named Executive Officers certain information concerning stock options activity granted during 2003.

Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Market Price ($/Sh)	Expiration Date
None

Aggregate Option/SAR Exercises in the Last Fiscal Year
and Fiscal Year-end Option/SAR Values

        The table below reflects the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2003 for the Named Executive Officers. Values for "in-the-money" options represent the position spread between the exercise price of existing options and the market value for our common stock on December 31, 2003.

			Number of Unexercised Options		Value of Unexercised In-the-Money Options
	Shares Acquired on Exercised (#)	Value Realize
			Exercisable	Unexercisable	Exercisable	Unexercisable
None

1997 Stock Option Plan

        Our Board adopted the 1997 Stock Option Plan, or the 1997 Plan, in November 1997 and the stockholders approved the 1997 Plan in May 1998. At our meeting of the stockholders held on June 29, 2001, the stockholders approved increasing the authorized shares of common stock to be issued under the 1997 Plan from 5,000,000 to 10,000,000, increasing the number of reserved shares of common stock from 5,000,000 shares to 10,000,000 shares. As of December 31, 2003, a total of 3,017,000 shares are available for future grants. The 1997 Plan provides for the grant of "incentive stock options" as defined in Section 422A of the Internal Revenue Code of 1986, as amended, or the Code, to our employees. The 1997 Plan also provides for the grant of options that are not intended to qualify as incentive stock options under Section 422A of the Code to our employees, non-employee directors and consultants. The exercise price of any incentive stock option granted under the 1997 Plan may not be less than 100% of the fair market value of our common stock on the date of grant, and the exercise price of any nonqualified stock option may not be less than 85% of fair market value and 110% of fair market value in the case of a participant owning stock possessing more than 10% of the voting rights of our company's outstanding capital stock. Shares subject to an option granted under the 1997 Plan may be purchased for cash, in exchange for shares of common stock owned by the optionee, or other consideration as set forth in the plan. Our Board administers the 1997 Plan. Under the 1997 Plan, options vest not less than 20% per year and have 10-year terms (except with respect to 10% stockholders which have five-year terms). If we sell substantially all of our assets, or are a party to a merger or consolidation in which we are not the surviving corporation, then we have the right to accelerate unvested options and will give the option holder written notice of the exercisability and specify a time period in which the option may be exercised. All options will terminate in their entirety to the extent not exercised on or prior to the date specified in the written notice unless an agreement governing any change of control provides otherwise.

EMPLOYMENT AGREEMENTS

        MCPEAK, SR. EMPLOYMENT AGREEMENT.    We entered into an Employment Agreement with Daniel L. McPeak, Sr. in April 2000, pursuant to which Mr. McPeak agreed to serve as Chairman of our Board, and as our CEO. The employment agreement provided that Mr. McPeak would receive an annual base salary of $250,000. The agreement originally was set to terminate on March 31, 2003, unless Mr. McPeak's employment was terminated earlier. In April 2003 the Board of Directors extended Mr. McPeak's employment agreement until such time as the Board of Directors notified Mr. McPeak that his extended employment agreement will terminate in ninety days. Mr. McPeak retired effective March 31, 2004. Thereafter, for a five-year period ending on March 31, 2008, the employment agreement has converted to a consulting agreement. During the consulting period, we will pay Mr. McPeak a consulting fee of $125,000 per year. If during the consulting period, our annual sales revenues reach or exceed $12,000,000, the consulting fee will be increased to $175,000 per year. The term will be automatically extended for additional one-year periods unless either party delivers notice of election not to extend the term at least 60 days prior to the end of the then current term. Mr. McPeak's employment may be terminated prior to the expiration of the term, in the event of Mr. McPeak's death or termination by us for "Cause" (as defined in the employment agreement). In addition, the agreement may be terminated if we terminate Mr. McPeak without cause. If Mr. McPeak is terminated without cause, he is entitled to the base salary in effect at such time for the remainder of the term of the agreement. Within six months of first receiving notice of a "Change in Control" (as defined in the employment agreement), Mr. McPeak may elect to retire from service and render, on a non-exclusive basis, only such consulting and advisory services to us as he may reasonably accept. In such an event, he is also entitled to continue receiving his benefits and salary until the latter of six months after the date of such election, subsequent full-time employment with another enterprise, or the expiration of the term of the agreement.

        LYNCH EMPLOYMENT AGREEMENT.    In May 1999, we entered into an employment agreement with Ike E. Lynch, pursuant to which Mr. Lynch agreed to serve as our Vice President of Operations and the Chief Operating Officer of our subsidiary, Food Extrusion Montana. The employment agreement provides that Mr. Lynch will receive an annual base salary of $125,000, which salary will be increased to $135,000 on May 1, 2000 and will be reviewed annually. The agreement was extended and terminates on May 1, 2009, unless it is terminated earlier. Mr. Lynch's annual base salary during the extended agreement is $36,000. The term will be automatically extended for an additional five-year term unless either party delivers notice of election not to extend the employment at least 90 days prior to the expiration of the initial term. Mr. Lynch's employment may be terminated prior to the expiration of the agreement by the mutual written agreement of the parties or in the event of Mr. Lynch's disability. For the purposes of the employment agreement, "disability" means Mr. Lynch's inability, due to physical or mental impairment, to perform his duties and obligations, despite reasonable accommodation by us, for a period exceeding three months. Mr. Lynch's employment may also terminated in the event of his death, notice by us of termination for cause (as defined in the agreement), or written notice by us of termination without cause, upon fourteen (14) days notice. Mr. Lynch is entitled to compensation for early termination. If Mr. Lynch is terminated without cause, we will pay to Mr. Lynch, as liquidated damages and in lieu of any and all other claims which Mr. Lynch may have against us, the amount equal to Mr. Lynch's monthly base salary multiplied by the number of months remaining in the term of this agreement, or a payment amount equal to two years of Mr. Lynch's base salary, whichever is greater.

        CROW EMPLOYMENT AGREEMENT.    In May 1999, we entered into an employment agreement with Todd C. Crow, pursuant to which Mr. Crow agreed to serve as our Chief Financial Officer. Mr. Crow's employment agreement provides that he will receive an annual base salary of $125,000 increased to $135,000 on May 1, 2000, and that his salary will be reviewed annually. The agreement was extended and terminates on May 1, 2009, unless it is terminated earlier. The term will be automatically extended for an additional five-year term unless either party delivers notice of election not to extend the employment at least 90 days prior to the expiration of the initial term. Mr. Crow's employment may be terminated prior to the expiration of the agreement by the mutual written agreement of the parties or in the event of Mr. Crow's disability. For the purposes of the employment agreement, "disability" means Mr. Crow's inability, due to physical or mental impairment, to perform his duties and obligations, despite reasonable accommodation by us, for a period exceeding three months. Mr. Crow's employment may also be terminated in the event of his death, notice by us of termination for cause (as defined in the agreement), or written notice by us of termination without cause, upon fourteen (14) days notice. Mr. Crow is entitled to compensation for early termination. If Mr. Crow is terminated without cause, we will pay to him, as liquidated damages and in lieu of any and all other claims which Mr. Crow may have against us, the amount equal to Mr. Crow's monthly base salary multiplied by the number of months remaining in the term of this agreement, or a payment amount equal to two years of Mr. Crow's base salary, whichever is greater.

        MCPEAK, JR. EMPLOYMENT AGREEMENT.    In May 1999, we entered into employment agreement with Daniel L. McPeak, Jr., pursuant to which Mr. McPeak agreed to serve as our Executive Vice President and General Manager. The McPeak, Jr. employment agreement provides that Mr. McPeak will receive an annual base salary of $125,000 increased to $135,000 on May 1, 2000, and that his salary will be reviewed annually. The McPeak, Jr. employment agreement was extended and terminates on May 1, 2009, unless it is terminated earlier. The term will be automatically extended for an additional five-year term unless either party delivers notice of election not to extend the employment at least 90 days prior to the expiration of the initial term. Mr. McPeak's employment may be terminated prior to the expiration of the agreement by the mutual written agreement of the parties or Mr. McPeak's disability. For the purposes of the employment agreement, "disability" means Mr. McPeak's inability, due to physical or mental impairment, to perform his duties and obligations, despite reasonable accommodation by us, for a period exceeding three months. Mr. McPeak's employment may also be terminated in the event of his death, notice by us of termination for cause (as defined in the agreement), or written notice by us of termination without, cause upon fourteen (14) days notice. Mr. McPeak is entitled to compensation for early termination. If Mr. McPeak is terminated without cause, we will pay to him, as liquidated damages and in lieu of any and all other claims which Mr. McPeak may have against us, the amount equal to Mr. McPeak's monthly base salary multiplied by the number of months remaining in the term of this agreement, or a payment amount equal to two years of Mr. McPeak's base salary, whichever is greater.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Mr. Daniel McPeak, Sr. has served the Chairman of our Board since our formation in 1989. In November 1998, Mr. McPeak was re-appointed as our CEO, and served as our CEO until his retirement on March 31, 2004. Mr. McPeak previously served as our CEO from May 1989 to April 1997. Mr. McPeak is the spouse of Ms. Patricia McPeak (see below) and the father of Daniel L. McPeak, Jr. On January 2, 2002, we issued Mr. McPeak a non-statutory stock option to purchase 175,000 shares of common stock at an exercise price of $0.36 per share. One third of the option shares were fully vested upon date of grant. One third of the option shares vested and became exercisable at $0.36 per share on the first anniversary of the award date. One third of the option shares vested and became exercisable at $0.36 per share on the second anniversary of the award date. The market price on the date of grant was $0.36 per share. The expiration date of the option agreement is January 2, 2012. These stock options were issued in accordance with our Employee Stock Option program, which was ratified by our Board in 1997.

        Ms. Patricia McPeak, the spouse of Daniel L. McPeak, Sr., Chairman of our Board and our former Chief Executive Officer, served as a director on our Board from our formation in 1989 until the expiration of her term on June 29, 2001. From February 1989 to March 2000, Ms. McPeak also served as the President of our company. Ms. McPeak, who resigned that position on March 31, 2000, retained her seat on our Board until June 29, 2001, at which time her term expired.

        Ms. McPeak is an officer and director of NutraCea (formally NutraStar) a California corporation. NutraStar changed its name to NutraCea in November, 2003. In late 2001 we entered into an Exclusive Distribution Agreement and Licensing Agreement with NutraStar. These agreements were terminated in July 2002 with NutraStar for its failure meet certain performance requirements as specified in the Exclusive Distribution Agreement. Also during December 2001 we agreed to cancel $190,000 of NutraStar's indebtedness in exchange for 190,000 shares of NutraStar California's Series A preferred stock. We have recognized sales to NutraCea of $229,000 and $444,000 during 2003 and 2002, respectively.

        Mr. Kirit Kamdar has been a director of our company since August 5, 1998 and was a director of our company from January 1990 to September 1992. From January 1990 to April 1994, Mr. Kamdar served as our Executive Vice President. Upon the anniversary date of Mr. Kamdar's appointment to our Board, in September, 2003, we issued him a non-statutory stock option agreement to purchase 50,000 shares of common stock at an exercise price of $0.30 per share. Market price on the date of grant was $0.30 per share. The option will be fully vested at the end of one year, or on the anniversary date. The expiration date of the option is September 23, 2013. On the anniversary date of Mr. Kamdar's appointment to our Board, in September 2002, we issued a non-statutory stock option agreement to purchase 50,000 shares of common stock at an exercise price of $0.26 per share. Market price on the date of grant was $0.26 per share. The option will be fully vested at the end of one year, or on the anniversary date. The expiration date of the option agreement is September 23, 2012. See "ELECTION OF DIRECTORS—Director Compensation" above for further discussions. Mr. Kamdar currently owns 2,051,250 shares of our common stock and common stock options, or 3.46% of the outstanding shares of our common stock. Since July 1974, Mr. Kamdar has been Chairman of the Board and Chief Executive Officer of Kamflex Corporation, a manufacturer of extrusion and conveyor equipment.

        Mr. James C. Lintzenich has been a director of our company since June 2003 and currently is the principle owner of Intermark Group Holdings, LLC. On April 4, 2002 in a private transaction, Intermark Group Holdings, LLC purchased 1,785,715 shares of our common stock and warrants to purchase 1,785,715 shares of our common stock at $0.70 per share from GBV Intermark Fund LLC. The warrants are immediately exercisable and have a term of five years. In connection with this transaction, Intermark Group Holdings, LLC also acquired warrants to purchase up to 2,232,144 shares of our common stock at $0.70 per share, exercisable at any time during the five-year period commencing from the date of grant. The warrant shares are restricted from sale and/or transfer until such time as our revenues at various stages reach an annualized equivalent of $12,000,000 and $25,000,000. In June 2003, on Mr. Lintzenich's election to our Board, we issued him nonqualified options to purchase 50,000 shares of our common stock at an exercise price of $0.25 per share. The market price of our common stock on the date of grant was $0.25 per share. The options will be fully vested at the end of one year on the anniversary date of the grant and the expiration date of the options is June 23, 2013. See "ELECTION OF DIRECTORS—Director Compensation" for further discussions.

        We believe that the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. We intend that all future transactions between our officers, directors, principal stockholders and their affiliates, and us be approved by a majority of our Board, including a majority of the independent and disinterested outside directors who serve on our Board. In addition, we intend that all such transactions be on terms no less favorable to us than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers and holders of more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission, or SEC, initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all

Section 16(a) reports they file. Based solely on our review of the copies of such forms received by us, we believe that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2003 were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners.

AUDIT COMMITTEE REPORT

        Our Audit Committee has reviewed and discussed with our management the audited consolidated financial statements as of and for the year ended December 31, 2003.

        Our Audit Committee has also discussed with Moss Adams LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        Our Audit Committee has received and reviewed the written disclosures and the letter from Moss Adams LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Moss Adams LLP their independence. The material contained in this Audit Committee Report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the company under the Securities Act, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

        Based on the reviews and discussions referred to above, the Audit Committee has recommended to our Board that the audited financial statements referred to above be included in our company's Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

        Submitted by the Audit Committee:

                      Kirit Kamdar
                      James C. Lintzenich

INDEPENDENT PUBLIC ACCOUNTANTS

        Our independent public accountants for the last completed fiscal year ended December 31, 2003, were Moss Adams LLP. We anticipate that representatives of Moss Adams LLP will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be expected to be available to respond to appropriate questions.

FEES PAID TO INDEPENDENT ACCOUNTANTS

        During the last two fiscal years, Moss Adams LLP has billed our company the following fees for its services:

	Fiscal Year Ending December 31, 2003	Fiscal Year Ending December 31, 2002
Audit-Related Fees(1)	$59,125	$44,750
Tax Fees(2)	$10,350	$10,150
All Other Fees(3)	$0	$0

(1)
Audit-Related fees includes fees billed by Moss Adams LLP for professional services rendered for auditing our annual consolidated financial statements for the years ended December 31, 2003 and 2002 and the reviews of the unaudited interim financial statements included in our Quarterly Reports on Forms 10-QSB for the years ended December 31, 2003 and 2002.

(2)
Tax fees includes fees billed by Moss Adams LLP for professional services other than audit fees for the years ended December 31, 2003 and 2002. The fees were primarily for income tax reporting services.

(3)
All other fees would include fees for any professional services with respect to financial information systems design and implementation for the years ended December 31, 2003 and 2002. Moss Adams LLP did not perform any of these other services for years ended December 31, 2003 and 2002.

OTHER BUSINESS

        Management knows of no other business to be brought before the 2004 Annual Meeting of Stockholders. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion, as they may deem appropriate, unless they are directed by a proxy to do otherwise.

ANNUAL REPORT ON FORM 10-KSB

        We filed our Annual Report on Form 10-KSB with the Securities and Exchange Commission on March 30, 2004. A copy of the Annual Report has been mailed to all stockholders along with this proxy statement. Stockholders may obtain additional copies of the Annual Report and the exhibits thereto, without charge, by writing to Todd C. Crow, our Secretary and Chief Financial Officer, at our principal executive offices at 1241 Hawk's Flight Court, El Dorado Hills, California 95762.

SUBMISSION OF STOCKHOLDER PROPOSALS

        Stockholders seeking to bring business before an annual meeting of stockholders, or to nominate directors at an annual or special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of stockholders, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs.

        Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a stockholder intending to present a proposal to be included in the company's proxy statement for the company's 2005 Annual Meeting of Stockholders must deliver a proposal in writing to the Corporate Secretary, The RiceX Company, 1241 Hawk's Flight Court, El Dorado Hills, CA 95762, no later than March 11, 2005. Proposals not in full conformity with the applicable rules of the Securities and Exchange Commission may be excluded from the proxy statement.

By Order of our Board of Directors
/s/ DANIEL L. MCPEAK Daniel L. McPeak Sr. Chairman of the Board

El Dorado Hills, California
June 1, 2004

THE RICEX COMPANY
1241 HAWK'S FLIGHT COURT
EL DORADO HILLS, CALIFORNIA 95762

THIS PROXY IS SOLICITED ON BEHALF OF
THE COMPANY'S BOARD OF DIRECTORS

        The undersigned holder of Common Stock of The RiceX Company, a Delaware corporation (the "Company"), hereby appoints Daniel L. McPeak, Sr. and Todd C. Crow, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned may be entitled to vote at the 2004 Annual Meeting of Stockholders of the Company, to be held at The Sacramento Marriott Rancho Cordova, 11211 Point East Drive, Rancho Cordova, California on Thursday, July 1, 2004, from 8:00 A.M. to 10:00 A.M. (Pacific Time) and at any adjournments or postponements thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(change of address/comments)

(If you have written in the above spaces please mark the corresponding box on the reverse side of this card.)

(continued and to be signed on reverse side)

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE!

ANNUAL MEETING OF STOCKHOLDERS
THE RICEX COMPANY

July 1, 2004

Please Detach and Mail in the Envelope Provided

This proxy is being solicited on behalf of our company's Board of Directors.

☒	Please mark your votes as in this example
Our Board of Directors recommends a vote FOR the nominee for director in Proposal No. 1.
1.	Election of Directors:	FOR	AGAINST	ABSTAIN	WITHHELD
	Daniel L. McPeak, Sr.	☐	☐	☐	☐
	Edward L. McMillan	☐	☐	☐	☐
2.	In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

Please check this box if you plan to attend the Annual Meeting. ☐

Change of Address / Comments ☐

Signature(s)                                                             Date

NOTE:	Please sign exactly as name appears above. Joint owners should each sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

DETACH & RETURN PROXY CARD, RETAIN ADMISSION CARD

ADMISSION CARD
ANNUAL MEETING OF STOCKHOLDERS
July 1, 2004
8:00 A.M. (Pacific Time)
The Sacramento Marriott Rancho Cordova
11211 Point East Drive
Rancho Cordova, California

Presentation of this card is required for admission to the Annual Meeting

PLEASE PRESENT THIS CARD TO THE COMPANY'S REPRESENTATIVE
AT THE ENTRANCE TO THE ANNUAL MEETING

THE RICEX COMPANY

        Name:

        Address:

Non-Transferable

QuickLinks

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 1, 2004
IMPORTANT
GENERAL
PROPOSAL 1 ELECTION OF DIRECTORS
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregate Option/SAR Exercises in the Last Fiscal Year and Fiscal Year-end Option/SAR Values
EMPLOYMENT AGREEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
INDEPENDENT PUBLIC ACCOUNTANTS
FEES PAID TO INDEPENDENT ACCOUNTANTS
OTHER BUSINESS
ANNUAL REPORT ON FORM 10-KSB
SUBMISSION OF STOCKHOLDER PROPOSALS